Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104941) pertaining to Digital Power Corporation's 2002 Stock Option Plan and 1998 Stock Option Plan of our report dated March 30, 2009, with respect to the consolidated financial statements of Digital Power Corporation and its subsidiary included in this Annual Report Form 10-K for the year ended December 31, 2008.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 30, 2009	A Member of Ernst & Young Global